Exhibit 10.12(b)
Second Amendment to the
Seventh Amended and Restated Savings and Investment Plan
          Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Seventh Amended and Restated Savings and Investment Plan (as amended, the “Existing Plan”);
          Whereas, Section 16.01 of the Existing Plan authorizes and empowers the Employee Benefits Committee of the Corporation (the “Committee”) to amend the Existing Plan from time to time;
          Now, Therefore, the Existing Plan is hereby amended as follows:
          Section 1. Amendment of Section 1.03 of the Existing Plan. Effective September 1, 2007, Section 1.03 of the Existing Plan is hereby amended by deleting therefrom the definition of “Company Stock Fund.”
          Section 2. Amendment of Section 2.03 of the Existing Plan. Effective as of September 1, 2007, Section 2.03 of the Existing Plan is hereby amended to read in its entirety as follows:
     Section 2.03. Notice of Eligibility; Election of Participation. (a) The Committee will notify an Employee of the circumstances under which such Employee will be eligible to participate in this Plan and the steps required for participation.
     (b) The Committee will also notify each person that first becomes an Eligible Employee on or after October 2, 2000 but prior to September 1, 2007 that, unless and until the earlier of (i) such Employee making an election to participate in this Plan at a specified rate or to not participate in this Plan and (ii) such Employee ceasing to be an Eligible Employee, such Eligible Employee shall be deemed to have directed the Corporation to deduct 3% of such Employee’s Eligible Compensation from each of such Employee’s paychecks, and contribute such amounts to this Plan on behalf of such Employee as Pre-Tax Contributions (with such amounts being invested in the Guaranteed Income Fund until redirected into another Investment Fund by the relevant Participant).
     (c) The Committee will also notify each person that first becomes an Eligible Employee on or after September 1, 2007 but prior to January 1, 2008 that, unless and until the earlier of (i) such Employee making an election to participate in this Plan at a specified rate or to not participate in this Plan and (ii) such Employee ceasing to be an Eligible Employee, such Eligible Employee shall be deemed to have directed the Corporation to deduct 3% of such Employee’s Eligible Compensation from each of such Employee’s paychecks, and contribute such amounts to this Plan on behalf of such Employee as Pre-Tax Contributions (with such amounts being invested in a Retirement Goal Fund based on the Employee’s age until redirected into another Investment Fund by the relevant Participant).

     (d) The Committee will also notify each person that first becomes an Eligible Employee on or after January 1, 2008, that unless and until the earlier of (i) such Eligible Employee making an election to participate in this Plan at a specified rate or to not participate in this Plan and (ii) such Employee ceasing to be an Eligible Employee, such Eligible Employee shall be deemed to have directed the Corporation to deduct (i) during his initial full year of eligibility, three percent of his Eligible Compensation, (ii) during his second full year of eligibility, four percent of his Eligible Compensation, (iii) during his third full year of eligibility, five percent of his Eligible Compensation and (iv) during each full year of eligibility thereafter, six percent of his Eligible Compensation, in each case, from each of such Employee’s paychecks, and contribute such amounts to this Plan on behalf of such Employee as Pre-Tax Contributions (with such amounts being invested in a Retirement Goal Fund based on the Employee’s age until redirected into another Investment Fund by the relevant Participant).
     (e) Each Eligible Employee shall receive an automatic deduction notice described in Section 2.04. If an Eligible Employee does not make such affirmative election within the prescribed time period, Pre-Tax Contributions shall continue to be made on his behalf in accordance with the provisions of this Section until the Eligible Employee elects either to change the percentage of his Compensation that his Employer contributes as Pre-Tax Contributions or to have Pre-Tax Contributions suspended.
     (f) Effective as of January 1, 2008, notwithstanding anything contained in this Plan to the contrary, any Eligible Employee who is automatically enrolled in this Plan may elect to withdraw the full amount of his Pre-Tax Contributions made pursuant to this Section 2.03; provided, however, that such election is made no later than 90 days after the date his Pre-Tax Contributions commenced pursuant to this Section 2.03.
          Section 3. Amendment of Article II of the Existing Plan. Effective as of January 1, 2008, Article II of the Existing is hereby amended by adding a new Section 2.04 thereto to read in its entirety as follows:
     Section 2.04. Notice of Automatic Deferral Election. At the time an Employee becomes an Eligible Employee or, if such Employee became an Eligible Employee prior to January 1, 2008, the later of the time such Employee became an Eligible Employee and 30 days prior to January 1, 2008, the Committee shall provide such Eligible Employee with a notice explaining the automatic deductions from his paycheck for the purpose of making Pre-Tax Contributions in accordance with Section 2.03 and such Employee’s right to affirmatively elect either a different deduction amount or no deduction. The notice shall describe the procedures for making such an election and the period in which such an election may be made. In addition, the Committee shall provide annual notice to Eligible Employees of the amount deducted from their paychecks for purposes of making Pre-Tax Contributions, if any, and their right to change such amount as provided in this Plan.

          Section 4. Amendment of Section 4.02(b) of the Existing Plan. Effective as of July 1, 2007, Section 4.02(b) of the Existing Plan is hereby amended to read in its entirety as follows:
     (b) Except as otherwise provided in Article V or Article VI, effective July 1, 2007, for all Participants for each pay period, the Employers will make Employer Matching Contributions under this Plan in an amount equal to 100% of the Pre-Tax Matched Contributions and After-Tax Matched Contributions made by each Participant for such pay period. Employer Matching Contributions for any pay period shall be paid to the Trustee at the same time and in the same manner as Pre-Tax Matched Contributions and After-Tax Matched Contributions are paid to the Trustee.
          Section 5. Amendment of Section 4.02(d) of the Existing Plan. Effective as of July 1, 2007, Section 4.02(d) of the Existing Plan is hereby amended to read in its entirety as follows:
     (d) Notwithstanding anything in Article V, VI or VII to the contrary, the Employers shall not make Employer Matching Contributions in an amount in excess of the amount which will be deductible by the Employers under Section 404 of the Code for the taxable year with respect to which such contributions are made.
          Section 6. Amendment of Section 5.02 of the Existing Plan. Effective as of July 1, 2007, the second sentence of Section 5.02 of the Existing Plan is hereby amended to read in its entirety as follows:
For purposes of this Plan, the term “Pre-Tax Matched Contributions” means for each Participant, 100% of such Participant’s contributions up to 6% of the Eligible Matched Earnings of such Participant for such pay period.
          Section 7. Further Amendment of Section 5.02 of the Existing Plan. Effective as of September 1, 2007, Section 5.02 of the Existing Plan is hereby amended by replacing the first sentence thereof with the following two sentences:
Each Participant shall specify the amount by which his or her Eligible Earnings shall be reduced by his or her Employer and contributed to this Plan on his or her behalf. A Participant may direct any percentage, up to 100% (net of all mandatory and elected deductions), of his or her Eligible Earnings be contributed to this Plan as Pre-Tax Contributions or After-Tax Contributions, on a combined basis.
          Section 8. Amendment of Section 6.02 of the Existing Plan. Effective as of July 1, 2007, the second sentence of Section 6.02 is hereby amended to read in its entirety as follows:
For purposes of this Plan, the term “After-Tax Matched Contributions” means for each Participant, 100% of such Participant’s contributions up to 6% of the Eligible Matched Earnings of such Participant for such pay period; provided, however, that if the sum of a Participant’s After-Tax Matched Contributions plus such Participant’s Pre-Tax Matched Contributions exceeds 6% of such Participant’s Eligible Matched

Earnings for such pay period, such Participant’s After-Tax Matched Contributions shall be reduced until such sum equals 6% of such Participant’s Eligible Matched Earnings for such pay period.
          Section 9. Further Amendment of Section 6.02 of the Existing Plan. Effective as of Effective as of September 1, 2007, Section 6.02 of the Existing Plan is hereby amended by replacing the first sentence thereof with the following two sentences:
Each Participant shall specify the percentage of his or her Eligible Earnings to be contributed to this Plan. A Participant may direct any percentage, up to 100% (net of all mandatory and elected deductions), of his or her Eligible Earnings be contributed to this Plan as Pre-Tax Contributions or After-Tax Contributions, on a combined basis.
          Section 10. Amendment of Section 7.01 of the Existing Plan. Effective as of September 1, 2007, Section 7.01(a) of the Existing Plan is hereby amended to read in its entirety as follows:
(a) Notwithstanding anything contained in this Plan to the contrary, the maximum Annual Additions credited to any Participant’s account for any Limitation Year shall equal the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d) or (ii) 100 percent of such Participant’s compensation, within the meaning of Code Section 415(c)(3), for the ”limitation year”. The compensation limit referred to in this paragraph (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an “annual addition”. For any short Limitation Year, the dollar limitation in clause (i) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is 12.
          Section 11. Amendment of Section 9.01 of the Existing Plan. Effective as of September 1, 2007, Section 9.01(a) of the Existing Plan is hereby amended to read in its entirety as follows:
(a) The Trust Fund shall consist of the investment funds offered from time to time under this Plan (the “Investment Funds”). The Committee may, in its sole discretion, eliminate one or more Investment Funds, offer additional Investment Funds or alter the underlying investments of one or more Investment Funds from time to time. Participants shall be notified of any changes in Investment Funds prior to the effective date of such changes. The Trustee, pursuant to any discretion given it by the Trust Agreement, may retain all or any portion of any of the Investment Funds and, on a temporary or interim basis, may invest any of the Investment Funds in property other than that specified as the primary type of investment for such Investment Funds. Any Investment Fund, at the discretion of the Trustee, may be partially or entirely invested in any commingled or mutual fund which is invested in property of the type specified for that Investment Fund. No stocks or obligations issued by the Corporation or its Affiliates shall be included in any of the Investment

Funds; provided, however, that any investment of any such Investment Fund through the medium of commingled funds shall not constitute an investment in the stocks or obligations of the Employers or the Affiliates, even though the commingled funds may contain such stocks or obligations.
          Section 12. Amendment of Section 9.02 of the Existing Plan. Effective as of September 1, 2007, the third and fourth sentences of Section 9.02 of the Existing Plan are hereby amended to read in their entirety as follows:
A Participant’s After-Tax Contributions, Pre-Tax Contributions, rollover contributions and Employer Matching Contributions shall be invested, as soon as practicable after the Accounting Date for which the contributions were made, in the Investment Funds in accordance with such Participant’s investment election then in effect; provided, however, that a Participant’s Employer Matching Contributions shall be invested in accordance with such Participant’s investment elections for his or her Pre-Tax Contributions or, in the absence of any such investment election, in a Retirement Goal Fund based on the Employee’s age until redirected into another Investment Fund by the relevant Participant. After making an investment election, a Participant may change his or her investment election at any time, effective the next business day.
          Section 13. Amendment of Section 10.03 of the Existing Plan. Effective as of September 1, 2007, Section 10.03(c) of the Existing Plan is hereby amended by amending the third paragraph thereof to read in its entirety as follows:
     Effective January 1, 2003, except as otherwise specifically provided below in this paragraph (c), Participants may not elect to receive an Installment Payout Option under this Section; provided, however, that payments will continue to be paid pursuant to an Installment Payout Option filed with the Committee prior to January 1, 2003.
          Section 14. Further Amendment of Section 10.03 of the Existing Plan. Effective as of September 1, 2007, Section 10.03(c) of the Existing Plan is hereby amended by adding the following paragraphs at the end thereof:
     A Participant, or his Beneficiary, as the case may be, may elect to receive distribution of all or a portion of his Participant Account in the following optional form of payment, subject to the conditions and limitations set forth in this paragraph (c) and in Sections 10.04 and 10.05:
     Installment Payments - Distribution may be made in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant’s Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Participant Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-

9 of the Treasury regulations and shall be calculated once at the time installment payments begin. Notwithstanding any other provision of this paragraph to the contrary, a Participant may elect to receive distribution of his Participant Account for periods prior to the April 1 following the close of the calendar year in which he attains age 70 1/2 in a series of installments made pursuant to any formula elected by the Participant, without regard to the life expectancies of the Participant and his Beneficiary.
     Partial Distributions to Retired or Terminated Participants - A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date, may elect to receive partial distribution of any portion of his Account at any time prior to his Required Beginning Date in the forms provided in Article X.
          Section 15. Amendment of Section 10.06 of the Existing Plan. Effective as of September 1, 2007, Section 10.06(b) of the Existing Plan is hereby amended to read in its entirety as follows:
     (b) As of each Accounting Date, any amounts which became Forfeitures since the last Accounting Date shall first be made available to reinstate previously forfeited account balances of former Participants, if any, in accordance with paragraph (c) below. The remaining Forfeitures, if any, shall be applied to reduce future Employer Matching Contributions to this Plan in accordance with Section 4.02 or to pay reasonable administration expenses of this Plan.
          Section 16. Amendment of Section 10.07 of the Existing Plan. Effective as of September 1, 2007, Section 10.07 of the Existing Plan is hereby amended by replacing paragraphs (b) through (d) thereof with the following paragraphs (b) through (e):
     (b) “Eligible Retirement Plan” means (i) with respect to any Distributee, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, in each case, that accepts such Distributee’s Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a surviving spouse, “Eligible Retirement Plan” means an individual retirement account or individual retirement annuity, and (ii) with respect to any other Qualified Distributee, either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code; provided, however, that such individual retirement account or individual retirement annuity must be treated as an individual retirement account or an individual retirement annuity inherited from the deceased Participant by such Qualified Distributee and must be established in a manner that identifies it as such;
     (c) “Distributee” means (i) a Participant or former Participant, (ii) the surviving spouse of a Participant or former Participant and (iii) a spouse or former spouse of a Participant or former Participant who is the alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the Code);
     (d) “Direct Rollover” means a payment by this Plan to the Eligible Retirement Plan specified by a Distributee; and
     (e) “Qualified Distributee” means a Distributee or a Participant’s non-spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).
          Section 17. Amendment of Article XI of the Existing Plan. Effective as of September 1, 2007, Article XI of the Existing Plan is hereby amended by adding a new Section 11.05 thereto, to read in its entirety as follows
     Section 11.05. Hardship Withdrawals. (a) The Administrator shall grant a hardship withdrawal to a Participant only if it determines that the withdrawal is necessary to meet an Immediate and Heavy Financial Need of such Participant and such Participant lacks other resources to satisfy such Immediate and Heavy Financial Need. For purposes of this Plan, an “Immediate and Heavy Financial Need” of a Participant means a financial need of such Participant on account of:
     (a) expenses previously incurred by or necessary to obtain for such Participant, such Participant’s spouse or any dependent of such Participant (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) medical care deductible under Section 213(d) of the Code, determined without regard to whether the expenses exceed any applicable income limit;
     (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for such Participant;
     (c) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for such Participant or such Participant’s spouse, child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof;
     (d) payments necessary to prevent the eviction of such Participant from his principal residence or foreclosure on a mortgage on such Participant’s principal residence;
     (e) payment of funeral or burial expenses for such Participant’s deceased parent, spouse, child or dependent (as defined in Section 152 of the Code, without regard to subsection (d)(1)(B) thereof); or

     (f) expenses for the repair of damage to such Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds any applicable income limit).
Withdrawals under this Section from such Participant’s Employer Contributions Accounts shall be limited to the vested portion of such Employer Contributions Account.
     (b) A Participant shall be deemed to lack other resources to satisfy an Immediate and Heavy Financial Need only if:
     (i) such Participant has withdrawn all amounts available to him under this Plan (other than withdrawals under this Section) and all other qualified and nonqualified plans of the Employers (other than hardship withdrawals);
     (ii) such Participant has borrowed all nontaxable amounts available to him under this Plan pursuant to Article XII and from any other qualified plans of the Employers, unless the repayment of the amount borrowed would cause a separate Immediate and Heavy Need to such Participant;
If a Participant makes a withdrawal from his Participant’s Pre-Tax Contributions Account pursuant to this Section, contributions to his Pre-Tax Contribution Account or After-Tax Contribution Account and elective contributions made to any other qualified or nonqualified plan maintained by the Employers or Affiliated Employers (including stock option, stock purchase or similar plan, or a cash or deferred arrangement under a cafeteria plan, but not including a health or welfare benefit plan) shall be suspended for the six-month period immediately following the date of the withdrawal under this Section. Notwithstanding anything to the contrary contained in this Plan, the amount of a withdrawal under this Section shall not exceed the amount necessary to meet the Participant’s Immediate and Financial Need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
          Section 18. Amendment of Exhibit A to the Existing Plan. Effective as of September 1, 2007, Exhibit A to the Existing Plan is hereby deleted in its entirety.
          Section 19. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 20. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the Participants and their Beneficiaries (as such terms are defined in the Existing Plan)

and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 21. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
          Section 22 Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
          In Witness Whereof, the Committee has caused this Amendment to be duly executed in its name and on its behalf by its duly authorized officer.

Sterling Chemicals, Inc.

/s/ Richard K. Crump
Richard K. Crump, President and Chief
Executive Officer